Exhibit 10.22

SEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT
THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) made and entered into as of December 13, 2019 (the “Effective Date”), by and between PIPER JAFFRAY & CO., a Delaware corporation (“Borrower”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”); has reference to the following facts and circumstances (the “Preambles”):
A    Borrower and Lender entered into the Amended and Restated Loan Agreement dated as of December 28, 2012 (as amended, the “Agreement”, all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement as amended by this Amendment), pursuant to which Borrower executed the Amended and Restated Revolving Credit Note dated December 28, 2012, payable to the order of Lender in the original principal amount of up to $250,000,000 (subsequently decreased to $175,000,000) (as amended, the “Note”).
B    The Agreement was previously amended as described in the First Amendment to Amended and Restated Loan Agreement dated as of December 28, 2013, the Second Amendment to Amended and Restated Loan Agreement dated as of December 19, 2014, the Third Amendment to Amended and Restated Loan Agreement dated as of December 18, 2015, the Fourth Amendment to Amended and Restated Loan Agreement dated as of December 17, 2016, the Fifth Amendment to Amended and Restated Loan Agreement dated as of December 16, 2017 and the Sixth Amendment to Amended and Restated Loan Agreement dated as of December 14, 2018.
C.    Borrower and Lender desire to further amend the Agreement on the terms set forth below.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:
1.Preambles. The Preambles are true and correct, and, with the defined terms set forth herein, are incorporated herein by this reference.
2.Amendments to Agreement. As of the Effective Date, the Agreement is amended as follows:
(a)Recital B on page 1 of the Agreement is deleted and replaced with the following:
B.    Borrower and Lender have agreed that the Original Agreement shall be amended, restated and replaced to provide for a revolving credit facility from Lender in the principal amount of up to $125,000,000
(b)The definitions of Facility Amount” and “Termination Date” in Section 1 of the Agreement are deleted and replaced with the following:
Facility Amount shall mean One Hundred Twenty-Five Million Dollars ($125,000,000).
Termination Date shall mean the earlier of December 11, 2020, or the date on which this Agreement is terminated pursuant to Section 12.
(c)Section 18 of the Agreement is deleted and replaced with the following:
18.    Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.

(a)    The Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. The Borrower has implemented and maintain in effect for itself and its Subsidiaries policies and procedures to ensure compliance by the Borrower, its Subsidiaries, and their respective officers, employees, directors, and agents with Anti-Corruption Laws and applicable Sanctions. None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any directors, officer, employee, agent, or affiliate of the Borrower or any of its Subsidiaries is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (i) the target of any Sanctions or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (currently Crimea, Cuba, Iran, North Korea and Syria).
(b)    The Borrower shall, and shall cause each of its Subsidiaries to, comply with all requirements of law of any Governmental Authority having jurisdiction over it or its business, including, without limitation, all Anti-Corruption Laws and applicable Sanctions, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect. Borrower will not use or allow any tenants or subtenants to use, or permit any Subsidiary to use or allow any tenants or subtenants to use, its Property for any business activity that violates any federal or state law or that supports a business that violates any federal or state law.
(c)    Borrower will not request any Advance, and the Borrower will not use, and the Borrower will ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Advance in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. Borrower will not, directly or indirectly, use the proceeds of Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any person participating in the Advances, whether as underwriter, advisor, investor, or otherwise).
(d)    Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Lender to identify the Borrower in accordance with the PATRIOT Act.
For purposes of this Agreement:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation, institution, entity, party or Governmental Authority.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Sanctions” means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Subsidiary” means any Person as to which the Borrower owns, directly or indirectly, at least 50% of the outstanding shares of capital stock or other interests having ordinary voting power for the election of directors, officers, managers, trustees or other controlling Persons or an equivalent controlling interest in Lender’s judgment.
(d)The reference to “December 14, 2018” in Exhibit C (Pricing and Fees) to the Agreement is deleted and replaced with “December 13, 2019”.
(e)The reference to “Advisory Fee” in Exhibit C (Pricing and Fees) to the Agreement is deleted and replaced with “Work Fee”.
3.Amendments to Note. As of the Effective Date, the Note is amended as follows:
(a)The reference at the top of page 1 of the Note to “$175,000,000.00” is deleted and replaced with “$125,000,000.00”.
(b)The first paragraph on page 1 of the Note is deleted and replaced with the following:
FOR THE VALUE RECEIVED, the undersigned, PIPER JAFFRAY & CO., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay, to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”), on the Termination Date (as defined in the Amended and Restated Loan Agreement between Lender and Borrower dated of even date herewith, as the same may from time to time be amended [the “Loan Agreement”; all capitalized terms not otherwise defined shall have the meanings ascribed to them in the Loan Agreement]), the principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000) or, if less, the aggregate unpaid principal amount of all Advances made by Lender to Borrower and evidenced by this Amended and Restated Revolving Credit Note (as amended, this “Note”), which amount may be borrowed, paid, re-borrowed and repaid, in whole or in part, subject to the terms of this Note and the Loan Agreement.
4.Costs and Expenses. Borrower hereby agrees to reimburse Lender upon demand for all out-of-pocket costs and expenses (including charges and disbursements of outside counsel to Lender) incurred by Lender in the preparation, negotiation and execution of this Amendment and any and all other agreements, documents, instruments and/or certificates relating to the amendment of the Agreement and the other Credit

Documents. Borrower further agrees to pay or reimburse Lender for (a) any stamp or other taxes (excluding income or gross receipts taxes) which may be payable with respect to the execution, delivery, filing and/or recording of any of the Credit Documents and (b) the cost of any filings and searches, including Uniform Commercial Code filings and searches. All of the obligations of Borrower under this Section 3 shall survive the payment of the Advances and the termination of the Agreement.
5.References. This Amendment is a Credit Document and all references in the Agreement to “this Agreement” and any other references of similar import shall after the effectiveness of this Amendment pursuant to the terms hereof mean the Agreement as amended by this Amendment. All references in the other Credit Documents to “the Loan Agreement” or “the Note” and any other references of similar import shall mean the Agreement and the Note as amended by this Amendment.
6.Full Force and Effect. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.
7.Continuing Security. The Agreement, as hereby amended, and the Note, are, and shall continue to be, secured by the Collateral Pledge Agreement.
8.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Agreement as amended by this Amendment.
9.Representations and Warranties. Borrower represents and warrants to Lender that as of the Effective Date:
(a)the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other person or entity;
(b)the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Certificate of Incorporation or Bylaws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property or assets is bound or to which Borrower or any of its property is subject;
(c)this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(d)all of the representations and warranties made by Borrower in the Agreement, the Note, the Collateral Pledge Agreement, and the other Credit Documents are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment;
(e)Borrower is an “exempted borrower” (as defined in Section 221.2 of Federal Reserve Board Regulation U) and Borrower acknowledges that Lender is entering into this Amendment based on Lender’s good faith determination that Borrower is an “exempted borrower”; and

(f)Borrower is in compliance with all provisions of the Agreement, the Note, the Collateral Pledge Agreement, and the other Credit Documents.
10.Inconsistency. In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.
11.Governing Law. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Minnesota (without reference to conflict of law principles) but giving effect to Federal laws applicable to national banks.
12.Electronic Imaging. Borrower hereby acknowledges the receipt of a copy of the Agreement, the Note, the Collateral Pledge Agreement, this Amendment and all other Advance Documents. Lender may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of any or all of the Credit Documents. Lender may store the electronic image of any Credit Document in its electronic form and then destroy the paper original as part of Lender’s normal business practices, with the electronic image deemed to be an original.
13.Headings. Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.
14.Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart hereof by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.
15.Conditions. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received:
(a)this Amendment and the Pricing Letter, duly executed by Borrower;
(b)the fees due and payable on the Effective Date as specified in the Pricing Letter;
(c)the Certificate of Secretary (with Resolutions) dated as of the Effective Date, certified by the Secretary of Borrower;
(d)a certificate of good standing for Borrower issued by the Delaware Secretary of State (or other evidence of good standing acceptable to Lender); and
(e)such other documents and information as reasonably required by Lender.
Borrower and Lender executed this Amendment as of the Effective Date.

[Signature Page Follows]

SIGNATURE PAGE-
SEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

Borrower:
PIPER JAFFRAY & CO.
By: /s/ Kasi V. Subramanian
Name: Kasi V. Subramanian
Title: Treasurer

By: /s/ Timothy L. Carter
Name: Timothy L. Carter
Title: Chief Financial Officer

Lender:
U.S. BANK NATIONAL ASSOCIATION
By: /s/ Christopher M. Doering
Name: Christopher M. Doering
Title: Senior Vice President

[U.S. Bank Letterhead]
December 13, 2019
Piper Jaffray & Co.
800 Nicollet Mall, J09SO4
Minneapolis, Minnesota 55402
Attention: Timothy L. Carter, Chief Financial Officer and Kasi V. Subramanian, Treasurer
Re:    Amended and Restated Loan Agreement dated as of December 28, 2012, executed by U.S. Bank National Association (“Lender”) and Piper Jaffray & Co. (“Borrower”), as amended by the First Amendment to Amended and Restated Loan Agreement dated as of December 28, 2013, the Second Amendment to Amended and Restated Loan Agreement dated as of December 19, 2014, the Third Amendment to Amended and Restated Loan Agreement dated as of December 18, 2015, the Fourth Amendment to Amended and Restated Loan Agreement dated as of December 17, 2016, the Fifth Amendment to Amended and Restated Loan Agreement dated as of December 16, 2017, the Sixth Amendment to Amended and Restated Loan Agreement dated as of December 14, 2018 and the Seventh Amendment to Amended and Restated Loan Agreement dated as of December 13, 2019 (as amended, the “Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement as amended by this letter agreement)
Dear Debbra and Tim:
This letter agreement (this “Pricing Letter”) is the Pricing Letter, as defined in the Agreement (and amends, restates and replaces the Pricing Letter dated December 14, 2018). The following terms are defined and incorporated into the Agreement by reference:
Applicable Margin shall mean 1.0%.
Commitment Fee. From and including the date of this Pricing Letter to but excluding the Termination Date, Borrower shall pay a nonrefundable commitment fee on the unused portion of the Facility Amount (determined by subtracting the outstanding principal amount of all Advances from the Facility Amount) at an annual rate of 0.20%. The commitment fee shall be (a) calculated on a daily basis, (b) payable quarterly in arrears on the first day of each calendar quarter prior to the Termination Date and on the Termination Date and (c) calculated on an actual day, 360-day year basis.
Work Fee. Borrower shall pay Lender, in conjunction with the Seventh Amendment to the Agreement, dated as of December 13, 2019 (the “Seventh Amendment”), a work fee in the amount of $156,250.
The payment of the fees set forth above is a condition precedent to the effectiveness of the Seventh Amendment. You agree that, once paid, the fees or any part thereof payable hereunder and under the Agreement shall be fully earned on the date hereof and shall not be refundable under any circumstances. All fees payable hereunder and under the Agreement shall be paid in immediately available funds and shall be in addition to reimbursement of the Lender’s out-of-pocket expenses in accordance with the terms of the Agreement.

Piper Jaffray & Co.
December 13, 2019

The Borrower’s obligation to pay the foregoing fees will not be subject to counterclaim or setoff for or be otherwise affected by any claim or dispute the undersigned may have against the Lender. It is understood and agreed that this Pricing Letter shall not constitute or give rise to any obligation to provide any financing; such an obligation will arise only to the extent provided in the Agreement. This Pricing Letter may not be amended or waived except by an instrument in writing signed by the Lender and you. This Pricing Letter shall be governed by, and construed in accordance with, the laws of the State of Minnesota. This Pricing Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Pricing Letter by electronic or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Piper Jaffray & Co.
December 13, 2019

Please indicate your acceptance of this Pricing Letter by signing in the space indicated below and returning a copy of this letter to the undersigned.

Very Truly Yours,
U.S. BANK NATIONAL ASSOCIATION

By: /s/ Christopher M. Doering
Name: Christopher M. Doering
Title: Senior Vice President

Piper Jaffray & Co.
December 13, 2019

Accepted and agreed to by Borrower as of December 13, 2019:
PIPER JAFFRAY & CO.
By: /s/ Kasi V. Subramanian
Name: Kasi V. Subramanian
Title: Treasurer

By: /s/ Timothy L. Carter
Name: Timothy L. Carter
Title: Chief Financial Officer